SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  March 8, 2012
Date of Earliest Event Reported: March 2, 2012

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02  Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2012, the Board of Directors of Akorn, Inc. (the “Board”) approved changes to the Amended and Restated Akorn, Inc. 2003 Stock Option Plan, as previously amended (the “Plan”). The changes approved by the Board include the following:

(1) Stockholder approval is now required before the administrator of the Plan may reduce the exercise price of any Award (as defined in the Plan) to the then fair market value if the fair market value of the common stock covered by such Award has declined since the date the Award was granted. (Section 3.2(f))

(2) A promissory note may no longer be used as consideration for exercising an option.  (Previous Sections 6.5(c) and 6.6 were deleted in their entirety.)

Various other provisions of the Plan were amended for consistency with the above.

The foregoing description of various terms of the amended Plan is qualified in its entirety by reference to the full text of the Plan as amended, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index, which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

Date: March 8, 2012	By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Akorn, Inc. 2003 Stock Option Plan, as amended March 2, 2012.